Exhibit 99.3

TRANSATLANTIC PETROLEUM LTD.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

Stream Acquisition

The following unaudited pro forma consolidated financial data is presented for the year ended December 31, 2013 and as of and for the nine months ended September 30, 2014 to show the pro forma effects of the Stream acquisition.

On November 18, 2014, TransAtlantic Petroleum Ltd. (“TransAtlantic” or the “Company”) completed an arrangement (the “Arrangement”) under the Business Corporations Act (British Columbia) involving TransAtlantic, TransAtlantic Holdings B.C. Ltd, the Company’s wholly-owned subsidiary (“Purchaser Subco”), Stream Oil & Gas Ltd. (“Stream”) and the holders (“Stream Shareholders”) of common shares in the capital of Stream (“Stream Shares”). Pursuant to the Arrangement, TransAtlantic, through Purchaser Subco, acquired all of the issued and outstanding Stream Shares in exchange for an aggregate of 3,218,641 common shares in the capital of TransAtlantic (“TransAtlantic Shares”) (representing an exchange ratio of 0.04812 of a TransAtlantic Share for each outstanding Stream Share).  Additionally, Stream Shareholders are entitled to receive additional consideration of 0.00845 of a TransAtlantic Share for each Stream Share in the event that Stream has received the final endorsement from Albania’s Ministry of Energy for certain agreements amending the terms of certain of Stream’s petroleum agreements in Albania within nine months of the closing date (the “Contingent Payment Event”).

The total transaction value for TransAtlantic to acquire the Stream Shares was approximately $23.9 million ($28.0 million in the event that the Contingent Payment Event occurs) (at a deemed price of $7.41 per common share). The Stream Shares were de‐listed from the TSX Venture Exchange on November 20, 2014.

The acquisition has been accounted for using the acquisition method of accounting under generally accepted accounting principles in the United States of America (U.S. GAAP). Under the acquisition method of accounting, the total purchase price is allocated to the tangible and intangible acquired assets and assumed liabilities of Stream, based on their respective preliminary estimated fair values as of the date of acquisition.

The Company has prepared the Unaudited Pro Forma Condensed Consolidated Balance Sheet, using the acquisition method of accounting. The estimated fair values of the acquired assets and assumed liabilities as of the date of acquisition, which are based on estimates and assumptions of the Company, the consideration paid and the entries to record the direct transaction costs incurred, are reflected within the pro forma adjustment entries.

Prior to completion of the Arrangement, Stream was engaged in the business of acquiring crude oil and natural gas properties and exploring for, developing and producing oil and natural gas in Albania.  The properties and assets of Stream consisted of producing crude oil and natural gas reserves and proven plus probable crude oil and natural gas reserves not yet on production and possible reserves.

Preliminary Purchase Price Allocation

The determination of the estimated fair value required management to make significant estimates and assumptions. These estimates and assumptions of the fair value allocation are preliminary and subject to change upon the finalization of the appraisals and other valuation analyses, which are in the process of being completed.

The following tables summarize the consideration paid in the acquisition and the preliminary fair value of assets acquired and liabilities assumed that will be recognized at the acquisition date:

Consideration:
(in thousands)
Issuance of 3,218,641 common shares	$23,850
Contingent payment event	4,188
Fair value of total consideration	$28,038

Acquisition-Related Costs:

Included in general and administrative expenses on our consolidated statements of comprehensive income (loss) for the year ended December 31, 2014	$1,200

Preliminary Fair Value of Assets Acquired and Liabilities Assumed at Acquisition:

Assets:
Cash	$66
Accounts receivable	6,690
Other current assets	1,368
Total current assets	8,124
Oil and natural gas properties:
Proved properties	104,977
Unproved properties	4,000
Total oil and natural gas properties	108,977
Other long-term assets	47
Total assets	117,148
Liabilities:
Accounts payable and accrued liabilities	35,481
Other current liabilities	20,163
Loans payable	13,899
Asset retirement obligation	2,245
Deferred tax liability	17,322
Total liabilities	89,110
Total identifiable net assets	$28,038

The pro forma consolidated statements of comprehensive income (loss) for the year ended December 31, 2013 and for the nine months ended September 30, 2014 have been prepared assuming the acquisition of Stream was completed at the beginning of the respective periods.

Our fiscal year ends on December 31st, and Stream’s fiscal year ends on November 30th. Accordingly, the pro forma consolidated balance sheet information as of September 30, 2014 has been derived from our historical consolidated balance sheet as of September 30, 2014 and Stream’s historical condensed consolidated interim statement of financial position as of August 31, 2014.   The pro forma adjustments within the unaudited pro forma consolidated balance sheet represent the adjustments to the historical carrying amounts as of September 30, 2014 for certain assets acquired and assumed liabilities of Stream to reflect the preliminary purchase price allocation to assets and liabilities at the date of acquisition. The pro forma consolidated statement of comprehensive income (loss) for the nine months ended September 30, 2014 has been derived from our historical consolidated statement of comprehensive income (loss) for the period then ended and Stream’s historical condensed consolidated interim statement of operations and comprehensive income (loss) for the nine months ended August 31, 2014.  The pro forma consolidated statement of comprehensive income (loss) for the year ended December 31, 2013 has been derived from our historical consolidated statement of comprehensive income (loss) for the year then ended and Stream’s historical consolidated statement of operations and comprehensive income (loss) for the year ended November 30, 2013.

The pro forma consolidated financial data has been prepared for illustrative purposes only and does not purport to be indicative of the actual results for the periods indicated or that may be realized in the future. Although management believes the assumptions used in preparing these pro forma financial results are reasonable, these assumptions may not be correct. As a result, actual results could differ materially.

TRANSATLANTIC PETROLEUM LTD.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of September 30, 2014

(Thousands of U.S. Dollars)

	TransAtlantic Historical	Stream Historical	U.S. GAAP and Pro Forma Adjustments		Consolidated Pro Forma Amounts
ASSETS
Current assets:
Cash and cash equivalents	$9,429	$884	$(818)	H	$9,495
Accounts Receivable
Oil and natural gas sales, net	30,837	4,012	(157)	H	34,692
Joint interest and other	12,168	—	—		12,168
VAT, GST and other receivables	—	4,373	(1,538)	H	2,835
Related party	396	292	(292)	H	396
Inventory	—	681	(681)	C	—
Prepaid and other current assets	1,978	804	(224)	H	2,558
Deferred income taxes	912	—	—		912
Assets held for sale	28	—	—		28
Total current assets	55,748	11,046	(3,710)		63,084
Property and equipment:
Exploration and evaluation assets	—	18,388	(18,388)	G/J	—
Oil and gas properties, net (successful efforts method)
Proved	308,470	—	107,830	F/H	416,300
Unproved	58,003	—	4,000	G/H	62,003
Equipment and other property	40,467	—	788	W	41,255
Property and equipment	—	77,790	(77,790)	F/G/I	—
	406,940	96,178	16,440		519,558
Less: accumulated depletion, depreciation and amortization	(132,391)	—	(2,853)	K	(135,244)
Property and equipment, net	274,549	96,178	13,587		384,314
Other long-term assets:
Supplier deposits	—	47	(47)	M	—
Other assets	8,915	—	47	M/R	8,962
Note receivable – related party	11,500	—	—		11,500
Goodwill	7,057	—	—		7,057
Total other assets	27,472	47	—		27,519
Total Assets	$357,769	$107,271	$9,877		$474,917

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,357	$26,736	$2,462	H	$41,555
Accounts payable – related party	15,913	—	—		15,913
Accrued liabilities	20,293	—	8,145	H/N	28,438
Derivative liabilities	1,424	—	—		1,424
Asset retirement obligations	377	—	—		377
Loans payable	33,577	11,310	2,588	O/R/H	47,475
Liabilities held for sale	7,095	—	—		7,095
Albpetrol Sh.A. oil production share liability	—	12,472	3,734	H	16,206
Customer deposits	—	38	(38)	N	—
Prepayment facility, current	—	4,696	(4,696)	N/R	—
Finance lease obligation, current	—	34	(34)	N	—
Shareholder loan	—	2,879	(2,879)	O	—
Total current liabilities	91,036	58,165	9,282		158,483
Long-term liabilities:
Asset retirement obligations	10,202	—	2,245	Q/H	12,447
Accrued liabilities	6,779	—	6,284	P	13,063
Deferred income taxes	20,064	13,674	3,648	S/H	37,386
Loan payable	58,066	—	—		58,066
Derivative liabilities	552	—	—		552
Prepayment facility	—	—	—		—
Long term accounts payable	—	6,284	(6,284)	P	—
Due to Albpetrol for opening inventory	—	—	—		—
Decommissioning provision	—	3,010	(3,010)	Q	—
Total long-term liabilities	95,663	22,968	2,883		121,514
Total Liabilities	186,699	81,133	12,165		279,997
Commitment and contingencies
Stockholders’ equity:
Common shares	3,748	16,531	(16,528)	H	3,751
Additional paid in capital	542,966	—	23,847	H	566,813
Accumulated other comprehensive (loss) income	(75,844)	133	(133)	H	(75,844)
Accumulated deficit	(299,800)	(1,920)	1,920	C/H/I/K/S	(299,800)
Share-based payment reserve	—	11,394	(11,394)	H	—
Total Stockholders’ Equity	171,070	26,138	(2,288)		194,920
Total Liabilities and Stockholders’ Equity	$357,769	$107,271	$9,877		$474,917

See Accompanying Notes to these Unaudited Pro Forma Consolidated Financial Data

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

For the Nine Months Ended September 30, 2014

(Thousands of U.S. Dollars, except per share amounts)

	TransAtlantic Historical	Stream Historical	U.S. GAAP and Pro Forma Adjustments		Consolidated Pro Forma Amounts
Revenues:
Oil and natural gas sales	$108,962	$24,399	$(7,004)	A/L	$126,357
Sales of purchased natural gas	1,433	—	—		1,433
Other	389	—	—		389
Royalty	—	(1,272)	1,272	A	—
Total revenues	110,784	23,127	(5,732)		128,179
Costs and expenses:
Production	13,318	—	5,212	C/D	18,530
Exploration, abandonment and impairment	8,498	—	—		8,498
Cost of purchased natural gas	1,267	—	—		1,267
Seismic and other exploration	4,215	—	733	J	4,948
Revaluation of contingent consideration	(2,500)	—	—		(2,500)
General and administrative	20,660	—	2,585	B	23,245
Depreciation, depletion and amortization	36,704	4,492	(142)	I/K	41,054
Accretion of asset retirement obligations	307	—	210	U	517
Operating	—	4,531	(4,531)	D	—
Sales, transportation and logistics	—	2,725	—		2,725
Consulting fees, management fees and salaries	—	775	(775)	B	—
Office and miscellaneous	—	687	(687)	B	—
Professional fees	—	659	(659)	B	—
Travel	—	273	(273)	B	—
Share-based compensation	—	193	(193)	B	—
Allowance for doubtful accounts, net of recovery	—	(2)	2	B	—
Foreign exchange gain	—	(2,301)	2,301	E	—
Albpetrol Sh.A. oil production share	—	5,732	(5,732)	L	—
Total costs and expenses	82,469	17,764	(1,949)		98,284
Operating income	28,315	5,363	(3,783)		29,895
Other (expense) income:
Interest and other expense	(4,412)	—	(108)	T	(4,520)
Interest and other income	852	—	—		852
Loss on commodity derivative contracts	2,433	—	—		2,433
Finance expense	—	(318)	318	T/U	—
Foreign exchange (loss) gain	(5,392)	—	2,301	E	(3,091)
Total other (expense) income	(6,519)	(318)	2,511		(4,326)
Income (loss) from continuing operations before income taxes	21,796	5,045	(1,272)		25,569
Income tax (expense) benefit	(8,053)	(900)	636	S	(8,317)
Net income (loss) from continuing operations	13,743	4,145	(636)		17,252
Net loss from discontinued operations	(20)	—	—		(20)
Net income (loss)	13,723	4,145	(636)		17,232
Other comprehensive income (loss):
Foreign currency translation adjustment	(10,859)	(71)	—		(10,930)
Comprehensive income (loss):	$2,864	$4,074	$(636)		$6,302
Net income per common share:
Basic and diluted	$0.37				$0.42
Weighted average common shares outstanding:
Basic	37,429				40,621
Diluted	37,574				40,776

See Accompanying Notes to these Unaudited Pro Forma Consolidated Financial Data

TRANSATLANTIC PETROLEUM LTD.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

For the Year Ended December 31, 2013

(Thousands of U.S. Dollars, except per share amounts)

	TransAtlantic Historical	Stream Historical	U.S. GAAP and Pro Forma Adjustments		Consolidated Pro Forma Amounts
Revenues:
Oil and natural gas sales	$127,270	$35,880	$(12,913)	A/L	$150,237
Sales of purchased natural gas	2,581	—	—		2,581
Other	976	—	—		976
Royalty	—	(3,588)	3,588	A	—
Total revenues	130,827	32,292	(9,325)		153,794
Costs and expenses:
Production	18,602	—	6,195	C/D	24,797
Exploration, abandonment and impairment	27,333	—	—		27,333
Cost of purchased natural gas	2,247	—	—		2,247
Seismic and other exploration	14,009	—	1,055	J	15,064
Revaluation of contingent consideration	(5,000)	—	—		(5,000)
General and administrative	29,020	—	7,466	B/V	36,486
Depreciation, depletion and amortization	41,322	5,701	131	I/K	47,154
Accretion of asset retirement obligations	508	—	106	U	614
Operating	—	6,045	(6,045)	D	—
Sales, transportation and logistics	—	3,263	—		3,263
Consulting fees, management fees and salaries	—	1,227	(1,227)	B	—
Office and miscellaneous	—	947	(947)	B	—
Professional fees	—	788	(788)	B	—
Travel	—	380	(380)	B	—
Share-based compensation	—	324	(324)	B	—
Allowance for doubtful accounts, net of recovery	—	4,173	(4,173)	B	—
Foreign exchange loss	—	1,839	(1,839)	E	—
Albpetrol Sh.A. oil production share	—	9,325	(9,325)	L	—
Total costs and expenses	128,041	34,012	(10,095)		151,958
Operating income	2,786	(1,720)	770		1,836
Other (expense) income:
Interest and other expense	(3,929)	—	(165)	T	(4,094)
Interest and other income	1,340	—	—		1,340
Loss on commodity derivative contracts	(2,698)	—	—		(2,698)
Finance expense	—	(271)	271	T/U	—
Foreign exchange loss	(9,663)	—	(1,839)	E	(11,502)
Income on legal settlements	—	373	(373)	V	—
Total other (expense) income	(14,950)	102	(2,106)		(16,954)
Loss from continuing operations before income taxes	(12,164)	(1,618)	(1,336)		(15,118)
Income tax provision	(1,107)	(3,878)	668	S	(4,317)
Net loss from continuing operations	(13,271)	(5,496)	(668)		(19,435)
Net loss from discontinued operations	(442)	—	—		(442)
Net loss	(13,713)	(5,496)	(668)		(19,877)
Other comprehensive income (loss):
Foreign currency translation adjustment	(36,973)	34	—		(36,939)
Comprehensive loss:	$(50,686)	$(5,462)	$(668)		$(56,816)
Net loss per common share:
Basic and diluted	$(0.36)				$(0.52)
Weighted average common shares outstanding:
Basic and diluted	37,069				40,288

See Accompanying Notes to these Unaudited Pro Forma Consolidated Financial Data

TRANSATLANTIC PETROLEUM LTD.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

1. Description of U.S. GAAP and Pro Forma Adjustments

A

Reclassifies royalties under International Financial Reporting Standards (IFRS), which should be included in oil and natural gas sales on TransAtlantic's Consolidated Statements of Comprehensive Income (Loss) under U.S. GAAP.

B

Reclassifies consulting fees, management fees, and salaries, office and miscellaneous, professional fees, travel, share-based compensation, and allowance for doubtful accounts expenses to general and administrative expenses under IFRS, which should be included in general and administrative expenses on TransAtlantic's Consolidated Statements of Comprehensive Income (Loss) under U.S. GAAP.

C	Expenses any remaining oil inventory as production expense, consistent with TransAtlantic’s accounting policies.
D	Records operating expenses as production expenses, which is consistent with TransAtlantic’s presentation in the Consolidated Statements of Comprehensive Income (Loss).
E

Reclassifies foreign exchange loss (gain) from operating income under IFRS, which should be included in other (expense) income on TransAtlantic's Consolidated Statements of Comprehensive Income (Loss) under U.S. GAAP.

F	Reclassifies balances within equipment and other property under IFRS, which should be included in proved oil and gas properties on TransAtlantic's Consolidated Balance Sheet under U.S. GAAP.
G	Reclassifies exploration and evaluation costs under IFRS, which should be included in unproved oil and gas properties on TransAtlantic's Consolidated Balance Sheet under U.S. GAAP.
H

Records the preliminary purchase price allocation of the acquisition of 100% of Stream’s 66,887,801 common shares for 3.2 million shares common shares of TransAtlantic, which includes the TransAtlantic common shares issuable as contingent consideration, with a deemed value of $28.0 million.

I	Reverses previously recorded equipment depreciation calculated under IFRS to determine the oil and gas property cost basis to re-calculate depletion under U.S. GAAP.
J

Expenses geological & geophysical and seismic costs from equipment and other property under IFRS, to seismic and other exploration expense on TransAtlantic's Consolidated Statements of Comprehensive Income (Loss) under U.S. GAAP.

K	Reverses previously recorded depletion under IFRS, and records depletion based upon the U.S. GAAP oil and natural gas cost basis.
L

Reclassifies Albpetrol Sh.A. oil production share expense, which should be included in oil and natural gas sales on TransAtlantic's Consolidated Statements of Comprehensive Income (Loss) under U.S. GAAP.

M	Reclassifies supplier deposits as other assets, which is consistent with TransAtlantic’s presentation in the Consolidated Balance Sheet.

N	Records liabilities as current accrued liabilities, which is consistent with TransAtlantic’s presentation in the Consolidated Balance Sheet.
O	Records shareholder loan as current loan payable, which is consistent with TransAtlantic’s presentation in the Consolidated Balance Sheet.
P	Records long-term liabilities as long-term accrued liabilities, which is consistent with TransAtlantic’s presentation in the Consolidated Balance Sheet.
Q	Reclassifies decommissioning provision under IFRS, which should be included in asset retirement obligations on TransAtlantic's Consolidated Balance Sheet under U.S. GAAP.
R	Reclassifies deferred financing costs from loan payable and prepayment facility under IFRS, which should be included in other assets on TransAtlantic's Consolidated Balance Sheet under U.S. GAAP.
S	Provides income tax on the pro forma adjustments above related to Albanian operations and the acquisition of Stream using an expected income tax rate of 50%.
T	Reclassifies finance expense under IFRS, which should be included in interest and other expense on TransAtlantic's Consolidated Statements of Comprehensive Income (Loss) under U.S. GAAP.
U

Reclassifies accretion expense from finance expense under IFRS, which should be included in accretion of asset retirement obligation on TransAtlantic's Consolidated Statements of Comprehensive Income (Loss) under U.S. GAAP.

V

Reclassifies income on legal settlements under IFRS, which should be included in general and administrative expenses on TransAtlantic's Consolidated Statements of Comprehensive Income (Loss) under U.S. GAAP.

W	Reclassifies balances within equipment and other property under IFRS, which should be included in equipment and other property on TransAtlantic’s Consolidated Balance Sheet under U.S. GAAP.

* * * * * * *

TRANSATLANTIC PETROLEUM LTD.

PRO FORMA SUPPLEMENTAL OIL AND NATURAL GAS DISCLOSURES

The following tables present certain unaudited pro forma consolidated information concerning TransAtlantic’s proved oil and gas reserves at December 31, 2013 giving effect to the acquisition of Stream as if it had occurred on December 31, 2013.  There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures.  The following reserve data represents estimates only and reflects prices and costs as of December 31, 2013, and should not be construed as being exact. Amounts are in thousands of U.S. Dollars.

	TransAtlantic	Stream	Pro Forma
Proved Reserve Quantities:

Total Proved Reserves:
Oil (Mbbls)	9,714	13,483	23,197
Gas (Mmcf)	15,039	10,834	25,873
Proved Developed Reserves:
Oil (Mbbls)	4,875	13,135	18,010
Gas (Mmcf)	10,450	2,849	13,299

Standardized Measure of Discounted Cash Flows:

Future cash inflows	$1,141,775	$950,486	$2,092,261
Future production costs	(190,337)	(353,888)	(544,225)
Future development costs	(131,643)	(96,010)	(227,653)
Future income tax expense	(127,971)	(223,586)	(351,557)
Future net cash flows	691,824	277,002	968,826
10% annual discount for estimated timing of cash flows	(196,055)	(143,584)	(339,639)
Standardized measure of discounted future net cash flows related to proved reserves	$495,769	$133,418	$629,187